Exhibit 3.2

TILT HOLDINGS INC.
(the “Company”)

Attached is an excerpt of a special resolution duly passed at an annual and special meeting of the shareholders of the Company which was duly called and held on June 12, 2019 at which a quorum was present and acted throughout.

TILT HOLDINGS INC.

BE IT RESOLVED as a special resolution of the holders of common shares (“Common Shares”) and compressed shares (“Compressed Shares”) in the capital of TILT Holdings Inc. (the “Corporation”) that:

1.	the Corporation be authorized to file articles of amendment pursuant to subsection 259(1)(c) of the Business Corporations Act (British Columbia) (“BCBCA”) to amend section 17.3 in its articles of the Corporation by replacing it in its entirety with the text set forth in Schedule “B” to the management information circular of the Corporation dated May 9, 2019;

2.	any director or officer of the Corporation is authorized and directed for and in the name of and on behalf of the Corporation to execute and deliver or cause to be delivered articles of amendment under the BCBCA and to execute and deliver or cause to be delivered all documents and to take any action which, in the opinion of that person, is necessary or desirable to give effect to this resolution; and

3.	notwithstanding that this resolution has been duly passed by the holders of the Common Shares and Compressed Shares, the directors of the Corporation may in their sole discretion revoke this resolution in whole or in part at any time prior to its being given effect without further notice to, or approval of, the holders of the Common Shares and Compressed Shares.

Schedule "B"

PROPOSED AMENDMENT TO ARTICLES OF TILT HOLDINGS INC.

"17.3 Major Decisions

The following decisions relating to the Company will require the affirmative vote of at least a majority of the directors in office at the time of such vote:

(1)	the acquisition of any business or entity by the Company or any of its subsidiaries (other than direct or indirect wholly-owned subsidiaries of the Company) in which the aggregate value of the consideration paid by the Company or such subsidiaries exceeds $5,000,000;

(2)	any material change in the corporate purpose of the Company from that set forth in its respective organizational documents;

(3)	any dissolution, liquidation, winding up of the Company or its subsidiaries (other than subsidiaries that are directly or indirectly wholly-owned by the Company), or other distribution of assets by the Company or such subsidiaries for the purpose of winding up;

(4)	the merger, consolidation or amalgamation of the Company with or into, or a share exchange with any other company, partnership or similar entity or the entry into any joint venture by the Company or its subsidiaries;

(5)	the entry into any contracts between the Company or its subsidiaries, on the one hand, and an officer, director or associate of the Company or any of its subsidiaries, on the other hand;

(6)	the sale, surrender, transfer or pledge of any material asset of the Company or its subsidiaries with a book value in excess of $5,000,000;

(7)	the incurring of indebtedness for borrowed money by the Company or its subsidiaries in an aggregate amount in excess of $5,000,000;

(8)	the granting of any lien over any of the Company's or its subsidiaries' assets with an aggregate book value in excess of $5,000,000;

(9)	the entry into any contracts with a value above $5,000,000; and

(10)	any amendment to the Company's Notice of Articles or these Articles."

The Articles and Notice of Articles of the Company have been altered by a Notice of Alteration filed on November 21, 2018 pursuant to Court Order entered on November 20, 2018 and a Notice of Alteration filed on November 20, 2018 pursuant to ordinary resolution passed on November 15, 2018.

TILT Holdings Inc.
(the “Company”)

INCORPORATION NUMBER: C1186509

ARTICLES

1.	INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	“Annual Meeting” means any annual meeting of Shareholders;

(2)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such laws and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission or similar securities regulatory authority of each province and territory of Canada;

(3)	“board of directors”, “directors” and “board” mean the directors of the Company;

(4)	“Business Combination Agreement” means the business combination agreement dated as of July 9, 2018 among Baker Technologies, Inc., Briteside Holdings, LLC, Sea Hunter Therapeutics, LLC, and 1167411 B.C. Ltd., as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms;

(5)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(6)	“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in any of Vancouver, British Columbia; Toronto, Ontario; Tennessee; Massachusetts; Delaware; or Colorado;

(7)	“Class A Common Shares” means class A common shares, without par value, in the capital of the Company;

(8)	“Class B Common Shares” means class B common shares, without par value, in the capital of the Company;

(9)	“Common Shares” means common shares, without par value, in the capital of the Company;

(10)	“Compressed Shares” means compressed shares, without par value, in the capital of the Company;

(11)	“legal personal representative” means the personal or other legal representative of a shareholder, and includes a trustee in bankruptcy of the shareholder;

(12)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(13)	“Public Announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System of Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com;

(14)	“registered address” of a shareholder means that shareholder’s address as recorded in the central securities register,

(15)	“seal” means the seal of the Company, if any;

(16)	“Shareholder” means a holder of Common Shares, Class A Common Shares, Class B Common Shares and/or Compressed Shares; and

(17)	“Special Meeting” means any special meeting of Shareholders if one of the purposes for which such meeting is called is the election of directors.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if these Articles were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

1.3	Conflicts Between Articles and the Business Corporations Act

If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

(1)	The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

(2)	The Common Shares have attached thereto the special rights and restrictions as set forth below:

(a)	the holders of the Common Shares shall be entitled to receive notice of and to vote at every meeting of the shareholders of the Company and shall have one vote thereat for each Common Share so held;

(b)	the board of directors may from time-to-time declare a dividend, and the Company shall pay thereon out of the monies of the Company properly applicable to the payment of the dividends to the holders of Common Shares. For the purpose hereof, the holders of Common Shares receive dividends as shall be determined from time-to-time by the board of directors whose determination shall be conclusive and binding upon the Company and the holders of Common Shares;

(c)	subject to Article 2.1(5)(e), in the event of liquidation, dissolution or winding-up of the Company or upon any distribution of the assets of the Company among shareholders being made (other than by way of dividend out of the monies properly applicable to the payment of dividends) the holders of Common Shares shall be entitled to share equally;

(d)	in the event that (x) an offer is made to purchase Compressed Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Common Shares are then listed, to be made to all or substantially all the holders of Compressed Shares in a province or territory of Canada to which the requirement applies, and (y) a concurrent equivalent offer is not made in respect of the Common Shares, then each Common Share shall become convertible at the option of the holder into Compressed Shares at the inverse of the Conversion Ratio then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Common Shares for the purpose of depositing the resulting Compressed Shares under the offer, and for no other reason and shall not provide holders of Common Shares any beneficial ownership of Compressed Shares but only in the consideration under the offer. In such event, the transfer agent for the Common Shares shall deposit under the offer the resulting Compressed Shares, on behalf of the holder.

To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall:

(i)	give written notice to the transfer agent of the exercise of such right, and of the number of Common Shares in respect of which the right is being exercised;

(ii)	deliver to the transfer agent the share certificate or certificates representing the Common Shares in respect of which the right is being exercised, if applicable; and

(iii)	pay any applicable stamp tax or similar duty on or in respect of such conversion;

(e)	no share certificates representing the Compressed Shares resulting from the conversion of the Common Shares will be delivered to the holders on whose behalf such deposit is being made. For Common Shares held by, or for the account or benefit of, a person resident in the United States, conversion will be subject to compliance with the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States or an available exemption therefrom and the Company or the transfer agent may request such additional documentation necessary to reasonably evidence such compliance or exemption. If Compressed Shares resulting from the conversion and deposited pursuant to the offer are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Compressed Shares being taken up and paid for, the Compressed Shares resulting from the conversion will be re-converted into Common Shares at the then Conversion Ratio and a share certificate representing the Common Shares will be sent to the holder by the transfer agent. In the event that the offeror takes up and pays for the Compressed Shares resulting from conversion, the transfer agent shall deliver to the holders thereof the consideration paid for such shares by the offeror;

(f)	in the event that holders of Common Shares are entitled to convert their Common Shares into Compressed Shares under Article 2.1(2)(d) in connection with an offer, holders of an aggregate of Common Shares of less than 100 (an “Odd Lot”), subject to any adjustments to the initial Conversion Ratio pursuant to the adjustment provisions of the Common Shares or the Compressed Shares, as applicable, designed to preserve their relative rights, will be entitled to convert all but not less than all of such Odd Lot of Common Shares into a fraction of one Compressed Share, at the inverse of the Conversion Ratio then in effect, provided that such conversion into a fractional Compressed Share will be solely for the purpose of tendering the fractional Compressed Share to the offer in question and that any fraction of a Compressed Share that is tendered to the offer but that is not, for any reason, taken up and paid for by the offeror will automatically be reconverted into the Common Shares that existed prior to such conversion; and

(g)	in addition to any other rights provided by law, the Company shall not amend, alter or repeal the preferences, special rights or other powers of the Common Shares or any other provision of the Company’s Notice of Articles and these Articles that would adversely affect the rights of the holders of Common Share, without the unanimous written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding aggregate number of Common Shares, given in writing by all of the holders of Common Shares or by vote at a meeting, consenting or voting (as the case may be) separately as a class of the holders of Common Shares.

(3)	The Compressed Shares have attached thereto the special rights and restrictions as set forth below:

(a)	Rank All Compressed Shares shall be identical with each other in all respects. The Compressed Shares shall rank pari passu with the Common Shares as to dividends and upon liquidation, as described in this Article 2.1(5). Any amounts herein shall be subject to appropriate adjustments in the event of any stock splits, consolidations, or the like.

(b)	Certification: The Compressed Shares may be evidenced by (a) certificates signed (either manually or by electronic signature) (“Certificated Compressed Shares”) by any one responsible officer of the Company holding office at the time of signing or (b) at the Company’s option, in non-certificated form issued and registered in the name of CDS Clearing and Depository Services Inc. and its successors in interest (“CDS”) as uncertificated Compressed Shares (“Uncertificated Compressed Shares”) and the deposit of which may be confirmed electronically by the transfer agent for the Compressed Shares to a particular participant (“CDS Participant”) through CDS.

(c)	CUSIP: The Compressed Shares, at the Company’s option, may be identified by a CUSIP number.

(d)	Dividends: The holders of Compressed Shares (the “Compressed Shareholders”) shall be entitled to receive dividends and distributions payable in respect of Common Shares, out of any cash or other assets legally available therefor, received by shareholders, distributed among the Compressed Shareholders and the holders of Common Shares based on (i) the number of Common Shares and (ii) the number of Compressed Shares (on an as converted basis, assuming conversion of all Compressed Shares into Common Shares at the applicable Conversion Ratio, disregarding the Conversion Limitations set forth in Article 2.1(5)(i) issued and outstanding on the record date.

(e)	Liquidation Rights; In the event of any Liquidation Event, the Compressed Shareholders shall be entitled to receive the assets of the Company, or other consideration payable or distributable as a result of the Liquidation Event, available for distribution to shareholders, distributed among the Compressed Shareholders and the holders of the Common Shares based on (i) the number of Common Shares and (ii) the number of Compressed Shares (on an as converted basis, assuming conversion of all Compressed Shares into Common Shares at the applicable Conversion Ratio and disregarding the Conversion Limitations set forth in Article 2.1(5)(i)) issued and outstanding on the record date.

For purposes of this Article 2.1(5), a “Liquidation Event” shall mean (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company; (ii) the acquisition of the Company by or the combination, merger or consolidation of the Company with, another entity by means of any transaction or series of related transactions (including, without limitation, any sale, acquisition, reorganization, merger or consolidation but, excluding any transaction effected exclusively for the purpose of changing the domicile of the Company); (iii) a sale of all or substantially all of the assets of the Company; unless, in the case of (ii) or (iii), the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

(f)	Voting Rights; The Compressed Shareholders shall have the right to one vote for each Common Share into which such Compressed Shares are convertible (disregarding the Conversion Limitations set forth in Article 2.1(5)(h)), and with respect to such vote, such holder shall have voting rights and powers equal and identical to the voting rights and powers of the holders of Common Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting and shall be entitled to vote, together with holders of Common Shares, with respect to any matter upon which holders of Common Shares have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all Common Shares into which Compressed Shares are convertible and disregarding the Conversion Limitations set forth in Article 2.1(5)(i)) shall be rounded up or down to the nearest whole number (with one-half being rounded upward), except to the extent such rounding would adversely impact the intended tax treatment set forth in Section 2.15 of the Business Combination Agreement. Except as provided by law, Compressed Shareholders shall vote the Compressed Shares together with the holders of Common Shares as a single class.

(g)	Amendments: In addition to any other rights provided by law, the Company shall not amend, alter or repeal the preferences, special rights or other powers of the Compressed Shares or any other provision of the Company’s Notice of Articles and these Articles that would adversely affect the rights of the Compressed Shareholders, without the unanimous written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding aggregate number of Compressed Shares, given in writing by all of the holders of Compressed Shares or by vote at a meeting, consenting or voting (as the case may be) separately as a class of the holders of Compressed Shares (a “Compressed Super Majority Vote”).

(h)	Subject to the Conversion Limitations set forth in Article 2.1(5)(i), Compressed Shareholders shall have conversion rights as follows (the “Conversion Rights”):

(i)	Right to Convert. Each Compressed Share shall be convertible, at the option of the Compressed Shareholder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into such number of fully paid and non-assessable Common Shares as is determined by multiplying the number of Compressed Shares by the Conversion Ratio applicable to each such share, determined as hereafter provided, in effect on the applicable date the Compressed Shares are surrendered for conversion. The initial “Conversion Ratio” for each Compressed Share shall be as follows: each Compressed Share shall be convertible into 100 Common Shares; provided, however, that the applicable Conversion Ratio shall be subject to adjustment as set forth in Articles 2.1(5)(b)(iv) and 2.1 (5)(h)(v).

(ii)	Automatic Conversion. Each Compressed Share shall automatically be converted without further action by the Compressed Shareholder or any other person into Common Shares at the applicable Conversion Ratio immediately upon the earliest of (i) a Liquidation Event; (ii) the date such automatic conversion is designated to occur by a Compressed Super Majority Vote; or (iii) a Mandatory Conversion pursuant to Article 2.1(5)(j).

(iii)	Mechanics of Conversion. Before any Compressed Shareholder shall be entitled to convert Compressed Shares into Common Shares, the Compressed Shareholder shall, as applicable: (i) surrender Certificated Compressed Shares, therefor, duly endorsed, at the office of the Company or of any transfer agent for Common Shares, or (ii) cause a CDS Participant to surrender Uncertificated Compressed Shares through CDS with notice to the office of the Company or of any transfer agent for Common Shares and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein, as applicable: (A) in the case of Certificated Compressed Shares, the name or names in which the certificate or certificates for Common Shares are to be issued or (B) in the case of Uncertificated Compressed Shares, the CDS Participant account in which uncertificated Common Shares are to be issued (each, a “Conversion Notice”). The Company shall (or shall cause its transfer agent to), as soon as practicable thereafter, issue and deliver, as applicable: (1) in the case of Certificated Compressed Shares, certificate(s) representing the Common Shares issuable in the name or names in which the certificate or certificates for Common Shares set forth in the Conversion Notice or (2) in the case of Uncertificated Compressed Shares, uncertificated Common Shares to the account of the designated CDS Participant account for Common Shares set Forth in the Conversion Notice. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Compressed Shares to be converted, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of such date.

(iv)	Distributions. In the event the Company shall declare a distribution to holders of Common Shares payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights that do not themselves also require adjustment to the Conversion Ratio (a “Distribution”), then, in each such case for the purpose of this Article 2.l(5)(h)(iv), the Compressed Shareholders shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of Common Shares into which their Compressed Shares are convertible as of the record date fixed for the determination of the holders of Common Shares entitled to receive such Distribution (disregarding the Conversion Limitations set forth in Article 2.1(5)(i)).

(v)	Recapitalizations: Stock Splits. If at any time or from time-to-time, the Company shall (i) effect a recapitalization of the Common Shares; (ii) issue Common Shares as a dividend or other distribution on outstanding Common Shares; (iii) subdivide the outstanding Common Shares into a greater number of Common Shares; (iv) consolidate the outstanding Common Shares into a smaller number of Common Shares; or (v) effect any similar transaction or action that does not itself also require adjustment to the Conversion Ratio (each, a “Common Share Recapitalization”), the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding immediately after such event and of which the denominator shall be the number of Common Shares outstanding immediately before such event. After any Common Share Recapitalization, the provisions of Article 2.1(5) (including adjustment of the Conversion Ratio then in effect and the number of Common Shares acquirable upon conversion of Compressed Shares) shall be applied in a manner such that the rights of the Compressed Shareholders and Common Shareholders are as equivalent as practicable to such rights prior to such Common Share Recapitalization. If at any time or from time-to-time, the Company shall (i) effect a recapitalization of the Compressed Shares; (ii) issue Compressed Shares as a dividend or other distribution on outstanding Compressed Shares; (iii) subdivide the outstanding Compressed Shares into a greater number of Compressed Shares; (iv) consolidate the outstanding Compressed Shares into a smaller number of Compressed Shares; or (v) effect any similar transaction or action that does not itself also require adjustment to the Conversion Ratio (each, a “Compressed Share Recapitalization”), the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of Compressed Shares outstanding immediately before such event and of which the denominator shall be the number of Compressed Shares outstanding immediately after such event. After any Compressed Shares Recapitalization, the provisions of Article 2.1(5) (including adjustment of the Conversion Ratio then in effect and the number of Common Shares acquirable upon conversion of Compressed Shares) shall be applied in a manner such that the rights of the Compressed Shareholders and Common Shareholders are as equivalent as practicable to such rights prior to such Compressed Share Recapitalization.

(vi)	No Fractional Shares and Certificate as to Adjustments. No fractional Common Shares shall be issued upon the conversion of any Compressed Shares and the number of Common Shares to be issued shall be rounded up to the nearest whole Common Share. Whether or not fractional Common Shares are issuable upon such conversion shall be determined on the basis of the total number of Compressed Shares the Compressed Shareholder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

(vii)	Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to Article 2.l(5)(h)(v), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Compressed Shareholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Compressed Shareholder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio for Compressed Shares at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Compressed Share.

(viii)	Effect of Conversion. All Compressed Shares that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion, except only the right of the holders thereof to receive Common Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

(i)	(ix)	Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each Compressed Shareholder, at least 20 days prior, and not more than 2 months prior, to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i)	Conversion Limitations: Before any Compressed Shareholder shall be entitled to convert Compressed Shares into Common Shares, the board of directors (or a committee thereof) shall designate an officer of the Company to determine if any Conversion Limitation set forth in this Article 2.1(5)(i) shall apply to the conversion of Compressed Shares. For the purposes of this Article 2.1(5)(i), each of the following is a “Conversion Limitation”:

(i)	Foreign Private Issuer Protection Limitation: The Company will use commercially reasonable efforts to maintain its status as a “foreign private issuer” (“Foreign Private Issuer”, as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”)). Accordingly:

(1)	40% Threshold. Except as provided in Article 2.1(5)(j), the Company shall not affect any conversion of Compressed Shares, and the Compressed Shareholders shall not have the right to convert any portion of the Compressed Shares pursuant to Article 2.1(5)(h) or otherwise, to the extent that after giving effect to such issuance after conversions, the aggregate number of Common Shares and Compressed Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rule 3b-4 under the U.S. Exchange Act) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Common Shares and Compressed Shares issued and outstanding (the “FPI Protective Restriction”).

(2)	Conversion Limitations. In order to effect the FPI Protective Restriction, each Compressed Shareholder will be subject to the 40% Threshold based on the number of Compressed Shares held by such Compressed Shareholder as of the date of the initial issuance of any Compressed Shares and, thereafter, at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”) for the current fiscal quarter (the “Relevant Fiscal Quarter”), calculated as follows:

X = [(A x 0.4) – B] x (C/D)

Where on the Determination Date:

X = Maximum number of Common Shares available for issuance upon conversion of Compressed Shares by the Compressed Shareholder during the Relevant Fiscal Quarter.

A = The number of Common Shares and Compressed Shares issued and outstanding on the Determination Date.

B = Aggregate number of Common Shares and Compressed Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rule 3b-4 under the U.S. Exchange Act) on the Determination Date.

C = Aggregate number of Common Shares issuable upon conversion of Compressed Shares held by the Compressed Shareholder on the Determination Date.

D = Aggregate number of all Common Shares issuable upon conversion of Compressed Shares issued and outstanding on the Determination Date.

(3)	Determination of FPI Protective Restriction. For purposes of Articles 2.1(5)(i)(i)(1) and 2.1(5)(i)(i)(2), the board of directors (or a committee thereof) shall designate the Company’s independent accounting firm to determine as of each Determination Date: (A) the 40% Threshold and (B) the FPI Protective Restriction. To the extent that the FPI Protective Restriction contained in this Article 2.1(5)(i)(i) applies, whether Compressed Shares are convertible shall be determined in good faith by the board of directors (or a committee thereof) relying on the calculations of the Company’s designated independent accounting firm, subject to Article 2.1(5)(n).

(4)	Notice of Conversion Limitation. The Company will provide each Compressed Shareholder of record notice of the FPI Protective Restriction applicable to holders of Compressed Shares for the Relevant Fiscal Quarter within ten (10) Business Days of the end of each Determination Date (a “Notice of Conversion Limitation”). The FPI Protective Restriction shall be stated as a percentage of the Compressed Shares issued and outstanding on the Determination Date held by holders of Compressed Shares.

For example, if on a Determination Date (March 31, 2020) the maximum number of Common Shares available for issuance upon conversion of Compressed Shares by the Compressed Shareholder holding 1,000 Compressed Shares is 30,000 Common Shares, the FPI Protective Restriction will apply to 700 Compressed Shares (70%) and an aggregate of 300 Compressed Shares (30%) may be converted during the Relevant Fiscal Quarter. The Notice of Conversion Limitation will state that “Pursuant to Article 2.1(5)(i) of the Articles of the Company, the FPI Protective Restriction applies to 70% of the issued and outstanding Compressed Shares as of the Determination Date (March 31, 2020) and up to 30% of your Compressed Shares may be converted into Common Shares during the fiscal Quarter ending June 30, 2020.”

(ii)	Disputes. In the event of a dispute as to the number of Common Shares issuable to a holder of Compressed Shares in connection with a conversion of Compressed Shares, the Company shall issue to the holder of Compressed Shares the number of Common Shares not in dispute and resolve such dispute in accordance with Article 2.1(5)(n).

(j)	Mandatory Conversion: Notwithstanding Article 2.1(5)(i)(i), the Company may require (a “Mandatory Conversion”) each Compressed Shareholder to, and each holder of Compressed Shares may, convert all, and not less than all, the Compressed Shares at the applicable Conversion Ratio if at any time all the following conditions are satisfied (or otherwise waived by the Compressed Super Majority Vote):

(i)	the Common Shares issuable upon conversion of all the Compressed Shares are registered for resale and may be sold by the Compressed Shareholder pursuant to an effective registration statement and/or prospectus covering the Common Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

(ii)	the Company is subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act; and

(iii)	the Common Shares are listed or quoted (and are not suspended from trading) on a national securities exchange in the United States registered under Section 6 of the U.S. Securities Exchange Act of 1934, as amended, or quoted in a “U.S. automated inter-dealer quotation system”, as such term is used for purposes of Rule 144A(d)(3)(i).

In the case of a Mandatory Conversion, the Company will issue or cause its transfer agent to issue each Compressed Shareholder of record a Mandatory Conversion notice (the “Mandatory Conversion Notice”) at least 20 days prior to the record date of the Mandatory Conversion, which shall specify therein, (i) the number of Common Shares into which the Compressed Shares are convertible and (ii) the address of record for such Compressed Shareholder. On the record date of a Mandatory Conversion, the Company will issue or cause its transfer agent to issue each Compressed Shareholder of record on the Mandatory Conversion certificates representing Common Shares (in the case of Certificated Compressed Shares) or uncertificated Common Shares in the CDS Participant account of record (in the case of Uncertificated Compressed Shares) representing the number of Common Shares into which the Compressed Shares are so converted and each certificate representing Certificated Compressed Shares, if any, shall be null and void.

(k)	Conversion Upon an Offer: In addition to the conversion rights set out in Article 2.1 (5)(h), in the event that (x) an offer is made to purchase Common Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Common Shares are then listed, to be made to all or substantially all the holders of Common Shares in a province or territory of Canada to which the requirement applies, and (y) a concurrent equivalent offer is not made in respect of the Compressed Shares, then each Compressed Share shall become convertible at the option of the holder into Common Shares at the Conversion Ratio then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right in this Article 2.1(5)(k) may only be exercised in respect of Compressed Shares for the purpose of depositing the resulting Common Shares under the offer, and for no other reason and shall not provide the Compressed Shareholders any beneficial ownership of Common Shares but only in the consideration under the offer. In such event, the transfer agent for the Common Shares shall deposit under the offer the resulting Common Shares, on behalf of the holder.

To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall:

(i)	give written notice to the transfer agent of the exercise of such right, and of the number of Compressed Shares in respect of which the right is being exercised;

(ii)	deliver to the transfer agent the share certificate or certificates representing the Compressed Shares in respect of which the right is being exercised, if applicable; and

(iii)	pay any applicable stamp tax or similar duty on or in respect of such conversion.

No share certificates representing the Common Shares resulting from the conversion of the Compressed Shares will be delivered to the holders on whose behalf such deposit is being made. For Compressed Shares held by, or for the account or benefit of, a person resident in the United States, conversion will be subject to compliance with the registration requirements of the U.S. Securities Act and any applicable securities laws of any state of the United States or an available exemption therefrom and the Company or the transfer agent may request such additional documentation necessary to reasonably evidence such compliance or exemption. If Common Shares resulting from the conversion and deposited pursuant to the offer are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Common Shares being taken up and paid for, the Common Shares resulting from the conversion will be re-converted into Compressed Shares at the inverse of Conversion Ratio then in effect and a share certificate representing the Compressed Shares will be sent to the holder by the transfer agent. In the event that the offeror takes up and pays for the Common Shares resulting from conversion, the transfer agent shall deliver to the holders thereof the consideration paid for such shares by the offeror.

(l)	Pre-emptive Rights: The holders of Compressed Shares shall have no pre-emptive rights.

(m)	Notices: Any notice required by the provisions of Article 2.1(5) to be given to the Compressed Shareholders shall be deemed given on the date which is ten calendar days after being deposited in the Canadian mail, first class, postage prepaid, and addressed to each holder of record at the Compressed Shareholder’s address appearing on the books of the Company.

(n)	Status of Converted Compressed Shares: Any Compressed Shares converted shall be retired and cancelled and may not be reissued as shares of such series or any other class or series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Compressed Shares accordingly.

(o)	Disputes: Any Compressed Shareholder may submit a written dispute as to the determination of the Conversion Ratio or the arithmetic calculation of the Conversion Ratio, 40% Threshold or FPI Protective Restriction by the Company to the board of directors with the basis for the disputed determinations or arithmetic calculations. The Company shall respond to the Compressed Shareholder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the Conversion Ratio, 40% Threshold or FPI Protective Restriction, as applicable. If the Compressed Shareholder and the Company are unable to agree upon such determination or calculation of the Conversion Ratio or the FPI Protective Restriction within five (5) Business Days of such response, then the Company and the Compressed Shareholder shall, within one (1) Business Day thereafter submit the disputed arithmetic calculation of the Conversion Ratio or FPI Protective Restriction, as applicable, to the Company’s independent, outside accounting firm. The Company, at the Company’s expense, shall cause the accounting firm to perform the determinations or calculations and notify the Company and the Compressed Shareholder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. This Article 2.1(5)(n) shall not impair, supersede or be in substitution for any other rights and remedies available to a Compressed Shareholder under applicable law, including the Business Corporations Act.

(p)	No Impairment: The Company will not, by amendment of its Notice of Articles or Articles or through any sale, reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under Article 2.1(5) by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Article 2.1(5) and in the taking of all such action as may be necessary or appropriate in order to protect the rights and powers, including the Conversion Rights, of the Compressed Shareholders against impairment.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Share Certificate or Acknowledgement

Unless the shares of which the shareholder is the registered owner are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement, and delivery of a share certificate or acknowledgement, for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Share Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is worn out or defaced, the directors must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, the directors think fit:

(1)	order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgement, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement

Subject to the requirements of the Company’s registrar and transfer agent, if any, if a share certificate or a nontransferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:

(1)	proof satisfactory to the directors that the share certificate or acknowledgement is lost, stolen or destroyed; and

(2)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Share Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SECURITIES REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

5.	SHARE TRANSFERS

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)	a duly signed instrument of transfer in respect of the share;

(2)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate;

(3)	if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement; and

(4)	such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, the due signing of the instrument of transfer and the right of the transferee to have the transfer registered.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, a transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer, or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.	PURCHASE OR REDEMPTION OF SHARES

7.1	Company Authorized to Purchase or Redeem Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act and applicable laws, the Company may, if authorized by the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase or Redemption When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.	ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Articles 9.2 and 9.3, the Business Corporations Act, and the special rights and restrictions attached to the shares of any class or series, the Company may:

(1)	by ordinary resolution:

(a)	create one or more classes of shares;

(b)	eliminate any class or series of shares if none of the shares of that class or series of shares are allotted or issued;

(c)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

and, if applicable, alter its Notice of Articles and Articles accordingly; or

(2)	by resolution of the directors:

(a)	create one or more series of shares and if no such shares of such a series are issued, to also attach special rights and restrictions to such series or to alter any such special rights and restrictions; or

(b)	subdivide, or consolidate all or any of its unissued, or fully paid, issued, shares; and, if applicable, alter its Notice of Articles and Articles accordingly.

9.2	Special Rights and Restrictions

Subject to Article 9.3, the special rights or restrictions attached to any class or series of shares and the Business Corporations Act, the Company may by ordinary resolution:

(1)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles or Notice of Articles accordingly.

9.3	No Interference with Class or Series Rights without Consent

A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act, the Notice of Articles or these Articles unless the holders of shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of the holders of such class or series of shares.

9.4	Change of Name

The Company may by director’s resolution or ordinary resolution authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

10.	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4	Location of Meeting

A general meeting of the Company may be held anywhere in the world as determined by the directors.

10.5	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.6	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

if no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8	Class Meetings and Series Meetings of Shareholders

Subject to the provisions of the Business Corporations Act, unless specified otherwise in these Articles or in the special rights and restrictions attached to any class or series of shares, the provisions of these Articles relating to general meetings will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

10.9	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.10	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.11	Meetings by Telephone or Other Communications Medium

The directors may determine that a meeting of shareholders shall be held entirely by means of telephonic, electronic or other communication facilities that permit all participants to communicate with each other during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, persons entitled to attend may participate by means of such communications facilities, if the directors determine to make them available. A person participating in a meeting by such means is deemed to be present at the meeting.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of, or voting at, the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of, or voting at, the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor,

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two (2) shareholders entitled to vote at the meeting, present in person or represented by proxy holding a minimum of 10% of the issued Common Shares and Compressed Shares.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the president (if any), the chief executive officer (if any), the chief financial officer (if any), the chief operating officer (if any), the secretary (if any), the assistant secretary (if any), the auditor of the Company, the lawyers for the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

lf, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individuals are entitled to preside as chair at a meeting of shareholders:

(1)	any chair or co-chair;

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any; or

(3)	such other person designated by the directors present at the meeting. 11,10 Selection of Alternate Chair

If, at any meeting of shareholders, the person appointed under Article 11.9 above is not present within 15 minutes after the time set for holding the meeting, or if such person is unwilling to act as chair of the meeting, or if such person has advised the secretary, if any, or any director present at the meeting, that such person will not be present at the meeting, the directors present must choose: one of their number, a senior officer or counsel to the Company to chair the meeting or if the director, senior officer or counsel present declines to take the chair or if the directors fail to so choose or if no director, senior officer or counsel is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.10	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.11	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for thirty days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.12	Decisions by Show of Hands or Poll

Subject to the Business Corporations. Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands or the functional equivalent of a show of hands by means of electronic, telephonic or other communications facility unless a poll, before or on the declaration of the result of the vote by show of hands or the functional equivalent of a show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.13	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.14	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.15	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.16	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it. 11.18 Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.17	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of a meeting of the shareholders must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.18	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.19	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.20	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.21	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and during that period, make such ballots and proxies available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of the shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)	if more than one of the joint shareholders is present at any meeting of the shareholders, personally or by proxy, and more than one of the joint shareholders votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of the shareholders by written instrument, fax or any other method of transmitting legibly recorded messages and:

(1)	for that purpose, the instrument appointing a representative must:

(a)	be received at the registered office of the Company or at any other place specified for the receipt of proxies, in the notice calling the meeting, at least the number of Business Days for the receipt of proxies specified in the notice, or if no number of days is specified in the notice, at least, two Business Days before the day set for the holding of the meeting; or

(b)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

12.6	Proxy Provisions Do Not Apply to All Companies

Article 12.9 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply. Articles 12.7 to 12.15 apply to the Company only insofar as they are not inconsistent with any applicable securities legislation and any regulations and rules made and promulgated under such legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commission or similar authorities appointed under that legislation.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of the shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the instrument of proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last Business Day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.10	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form designated by the directors, the scrutineer or the chair of the meeting:

[name of company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned): _____

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder - printed]

12.11	Deposit of Proxy

A proxy for a meeting of shareholders must be by written instrument, fax or any other method of transmitting legibly messages and must:

(1)	be received at the registered office of the Company or at any other place specified for the receipt of proxies, in the notice calling the meeting, at least the number of Business Days specified in the notice for the receipt of proxies, or if no number of days is specified, in the notice, at least two Business Days before the day set for the holding of the meeting;

(2)	unless the notice provides otherwise, be deposited at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting; or

(3)	be received in any other manner determined by the board of directors or the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages or by using such available internet or telephone voting services as may be approved by the directors.

12.12	Revocation of Proxy

Subject to Article 12.13, every proxy may be revoked by an instrument in writing that is:

(1)	received at the registered office of the Company at any time up to and including the day before the day set for the holding of the meeting at which the proxy is to be used; and

(2)	deposited with the chair of the meeting, at the meeting, before any vote in respect of which such proxy is to be used shall have been taken.

12.13	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.12 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.14	Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of Article 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.9, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.5;

(3)	if the Company is not a public company, the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.5.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2	Director Nominations

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)	Alex Coleman, Michael Orr, Joel Milton and Justin Junda shall have the right, but not the obligation, to nominate one person each for election to the board of directors (each, a “Designated Representative”); and

(2)	the four Designated Representatives nominated in accordance with Article 14.2(1) above shall have the right to collectively nominate up to three persons for election to the board of directors.

Any vacancies in such directorships shall be filled by the same persons and in the same manner as set forth herein. The provisions of this Section 14.2 shall automatically terminate on the third anniversary of the closing date of the business combination transaction contemplated by the Business Combination Agreement; from and after such date, subject to Article 26, the prospective nominees to the board of directors shall be nominated by the Company by action of the board of directors or a duly appointed nominating committee thereof. During the period when Section 14.2 above is in force, subject to the exercise of fiduciary duties of the board of directors, the other members of the board of directors shall support the nominations put forth by Alex Coleman, Michael Orr, Joel Milton and Justin Junda. For clarity, the nomination rights granted hereby are personal to Alex Coleman, Michael Orr, Joel Milton and Justin Junda and shall not accrue to the benefit of their legal representatives, heirs, executors, administrators, successors or assigns. If any one of Alex Coleman, Michael Orr, Joel Milton and Justin Junda shall become mentally incapacitated or shall become deceased during such period of time, the survivor of them who is noted in Article 14.2(1) shall succeed to and exercise such nomination rights.

14.3	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.4	Failure to Elect or Appoint Directors

If

(1)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	the date on which his or her successor is elected or appointed; and

(4)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.5	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.6	Directors May Fill Casual Vacancies,

Subject to the rights granted pursuant to Article 14.2, any casual vacancy occurring in the board of directors may be filled by the directors.

14.7	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.8	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors, subject to these Articles, including Article 14.2.

14.9	Additional Directors

Subject to the rights granted pursuant to Article 14.2, notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.9 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.9.

Except as provided otherwise under these Articles or the Business Corporations Act, any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.10	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.11 or 14.12. 14.11 Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, subject to Article 14.2, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then, subject to Article 14.2, the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy, subject to these Articles.

15.	POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.	DISCLOSURE OF INTEREST OF DIRECTORS

16.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

17.	PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as the directors think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the board, does not have a second or casting vote.

17.3	Major Decisions

Until the third anniversary of the closing date of the business combination transaction contemplated by the Business Combination Agreement, the following decisions relating to the Company will require the affirmative vote of three of the four Designated Representatives:

(1)	the acquisition of any business or entity by the Company or any of its subsidiaries (other than direct or indirect wholly-owned subsidiaries of the Company) in which the aggregate value of the consideration paid by the Company or such subsidiaries exceeds $25,000,000;

(2)	any material change in the corporate purpose of the Company from that set forth in its respective organizational documents;

(3)	any dissolution, liquidation, winding up of the Company or its subsidiaries (other than subsidiaries that are directly or indirectly wholly-owned by the Company), or other distribution of assets by the Company or such subsidiaries for the purpose of winding up;

(4)	the merger, consolidation or amalgamation of the Company with or into, or a share exchange with any other company, partnership or similar entity or the entry into any joint venture by the Company or its subsidiaries;

(5)	the entry into any contracts between the Company or its subsidiaries, on the one hand, and an officer, director or associate of the Company or any of its subsidiaries, on the other hand;

(6)	the sale, surrender, transfer or pledge of any material asset of the Company or its subsidiaries with a book value in excess of $25,000,000;

(7)	the incurring of indebtedness for borrowed money by the Company or its subsidiaries in an aggregate amount in excess of $25,000,000;

(8)	the granting of any lien over any of the Company’s or its subsidiaries’ assets with an aggregate book value in excess of $25,000,000;

(9)	the entry into any contracts with a value above $25,000,000; and

(10)	any amendment to the Company’s Notice of Articles or these Articles.

17.4	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	any chair or co-chair of the board;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director, or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that the chair of the board and the president will not be present at the meeting.

17.5	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 17.5 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.6	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.7	Notice of Meetings,

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.8	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director has waived notice of the meeting.

17.9	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.10	Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

Attendance of a director at a meeting of the directors is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.11	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.12	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.13	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b)	in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Article 17 may be evidenced by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one entire document. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.13 is deemed to be effective on the date stated in the consent in writing and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to such meetings.

18.	EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3	Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.6	Nominating Committee

The directors shall form a nominating committee for the purposes of nominating persons to the board of directors.

18.7	Acquisitions Committee

The directors shall form an acquisition committee for the purposes of evaluating and approving certain business acquisition transactions.

19.	OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

20.	INDEMNIFICATION

20.1	Definitions

In this Article 20:

(1)	“eligible party”, in relation to a Company, means an individual who:

(a)	is or was a director or officer of the Company,

(b)	is or was a director or officer of another corporation (A) at a time when the corporation is or was an affiliate of the Company, or (B) at the request of the Company, or

(c)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, to the extent permitted by the Business Corporations Act, the heirs and personal or other legal representatives of that individual;

(2)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of; an eligible proceeding;

(3)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party:

(a)	is or may be joined as a party to the proceeding; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(4)	“expenses” has the meaning set out in the Business Corporations Act.

20.2	Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must, to the fullest extent permitted by law, indemnify an eligible party against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Subject to section 163 of the Business Corporations Act and subsection 162(2) of the Business Corporations Act, the Company shall pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding. The Company must not make the payments referred to above unless the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163 of the Business Corporations Act, the eligible party will repay the amounts advanced. The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any eligible party may be entitled under any agreement, vote of shareholders or disinterested directors, insurance policy or otherwise. Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4	Non-Compliance with Business Corporations Act

The failure of a director, former director, officer or former officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5	Company May Purchase Insurance

To the extent determined commercially reasonable by the directors of the Company, the Company shall purchase and maintain director and officer insurance on terms and with the amount of coverage as may be determined commercially reasonable by the directors of the Company for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, officer, employee or agent of the Company;

(2)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

20.6	Heirs and Beneficiaries

The rights created by this Article shall enure to the benefit of each eligible party and each heir, executor and administrator of such Indemnified Person.

20.7	Effect of Amendment

Neither the amendment, modification nor repeal of this Article nor the adoption of any provision in these Articles inconsistent with this Article 20 shall adversely affect any right or protection of any eligible party with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

21.	DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to Article 2.1 and to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the directors may from time to time declare and authorize payment of such dividends as the directors may deem advisable.

21.3	No Notice Required

Subject to the special rights and restrictions attached to the shares of any class or series, the directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

Subject to the special rights and restrictions attached to the shares of any class or series, the directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as the directors deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8	Dividends to be Paid in Accordance with Number of Shares

Subject to the special rights and restrictions attached to the shares of any class or series, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of such joint shareholders may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

21.14	Unclaimed Dividends

Any dividend unclaimed after a period of three years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

22.	DOCUMENTS, RECORDS AND REPORTS

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.	NOTICES

23.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)	making the record available for public electronic access in accordance with the procedures referred to as “notice-and-access” under National Instrument 54-101 and National Instrument 51-102, as applicable, of the Canadian Securities Administrators, or in accordance with similar electronic delivery or access method permitted by applicable securities legislation from time-to-time; or

(6)	physical delivery to the intended recipient.

23.2	Deemed Receipt of Mailing

A notice, statement, report or other record that is:

(1)	mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2)	faxed to a person to the fax number provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed;

(3)	e-mailed to a person to the email address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; or

(4)	made available for public electronic access in accordance with the procedures referred to as “notice-and-access” or similar delivery procedures referred to in Article 23.1(5) is deemed to be received by the person on the date it was made available for public electronic access.

23.3	Certificate of Sending

A certificate signed by the secretary of the Company, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to such person:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)	if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.	SEAL

24.1	Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of’:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as the directors may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

24.4	Execution of Documents Generally

The directors may from time to time by resolution appoint any one or more persons, officers or directors for the purpose of executing any instrument, document or agreement in the name of and on behalf of the Company for which the seal need not be affixed, and if no such person, officer or director is appointed, then any one officer or director of the Company may execute such instrument, document or agreement.

25.	PROHIBITIONS

25.1	Definitions

In this Article 25:

(1)	“designated security” means:

(a)	a voting security of the Company;

(b)	a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(c)	a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(2)	“security” has the meaning assigned in the Securities Act (British Columbia);

(3)	“voting security” means a security of the Company that:

(a)	is not a debt security, and

(b)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

25.2	Application

Article 25.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

25.3	Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

26.	ADVANCE NOTICE PROVISIONS

26.1	Nomination of Directors

(1)	Nominations of persons for election to the board of directors may be made at any Annual Meeting of shareholders or at any Special Meeting of shareholders if one of the purposes for which the Special Meeting was called was the election of directors. In order to be eligible for election to the board of directors at any Annual Meeting or Special Meeting of shareholders, persons must be nominated in accordance with one of the following procedures:

(a)	by or at the direction of the board of directors or an authorized officer, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the BCA; or

(c)	by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving by the Nominating Shareholder of the notice provided for below in this Article 26.1 and at the close of business on the record date for notice of such meeting, is entered in the central securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Article 26.1.

(2)	In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must give notice which is both timely (in accordance with paragraph (3) below) and in proper written form (in accordance with paragraph (4) below) to the secretary of the Company at the principal executive offices of the Company.

(3)	A Nominating Shareholder’s notice to the secretary of the Company will be deemed to be timely if:

(a)	in the case of an Annual Meeting of shareholders, such notice is made not less than 30 days prior to the date of the Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting of Shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the Annual Meeting is made, notice by the Nominating Shareholder is made not later than the close of business on the tenth (10th) day following the Notice Date; and

(b)	in the case of a Special Meeting (which is not also an Annual Meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes), such notice is made not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the Special Meeting of Shareholders was made. Notwithstanding the foregoing, the board of directors may, in its sole discretion, waive any requirement of this paragraph (3).

For greater certainty, the time periods for the giving of notice by a Nominating Shareholder as aforesaid shall, in all cases, be determined based on the original date of the applicable Annual Meeting or Special Meeting, and in no event shall any adjournment or postponement of an Annual Meeting or Special Meeting or the announcement thereof commence a new time period for the giving of such notice.

(4)	A Nominating Shareholder’s notice to the secretary of the Company will be deemed to be in proper form if:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director, such notice sets forth: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person and the principal occupation or employment of the person for the past 5 years; (C) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws; and

(b)	as to the Nominating Shareholder giving the notice, such notice sets forth any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws.

(5)	The Company may require any proposed nominee for election as a director to furnish such additional information as may reasonably be requested by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(6)	No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 26.1; provided, however, that nothing in this Article 26.1 shall be deemed to restrict or preclude discussion by a shareholder (as distinct from the nomination of directors) at an Annual Meeting or Special Meeting of any matter that is properly brought before such meeting pursuant to the provisions of the Business Corporations Act or at the discretion of the Chairman of the meeting. The Chairman of the meeting shall have the power and duty to determine whether any nomination for election of a director was made in accordance with the procedures set forth in this Article 26.1 and, if any proposed nomination is not in compliance with such procedures, to declare such nomination defective and that it be disregarded.

(7)	Notwithstanding any other provision of this Article 26.1, notice given to the secretary of the Company pursuant to this Article 26.1 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the secretary of the Company for purposes of this Article 26.1), and shall be deemed to have been given and made only at the time it is served by personal delivery to the secretary at the address of the principal executive offices of the Company, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a Business Day or later than 5:00 p.m. (Vancouver time) on a day which is a Business Day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a Business Day.

26.2	Application

(1)	Article 26.1 does not apply to the Company in the following circumstances:

(a)	if and for so long as the Company is not a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply; or

(b)	to the nomination, election or appointment of a director or directors in the circumstances set forth in Articles 14.2 and 14.8.

(2)	Any director or officer of the Company is hereby authorized and directed for and in the name of and on behalf of the Company to execute or cause to be executed, whether under corporate seal of the Company or otherwise, and to deliver or make or cause to be delivered or made all such filings and documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in connection with the foregoing.

SIGNED on November 13, 2018.

/s/ Geoffrey M. Hamm

Signature of Director

Name of Director: Geoffrey M. Hamm